SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]    Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[ ]    Soliciting Material Pursuant to Section 240.14a-12

                   LONG ISLAND PHYSICIAN HOLDINGS CORPORATION
                (Name of Registrant as Specified in Its Charter)


               -------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ] No fee required.
[ ] Fee computed on table below per Exchange Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

       -------------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:

       -------------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

       -------------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:
                                                       -------------------------
    5) Total fee paid:
                      ----------------------------------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)Amount Previously Paid:
                             ---------------------------------------------------
    2)Form, Schedule or Registration Statement No.:
                                                   -----------------------------
    3)Filing Party:
                   -------------------------------------------------------------
    4)Date Filed:
                 ---------------------------------------------------------------

                   LONG ISLAND PHYSICIAN HOLDINGS CORPORATION

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                         To be Held on November 1, 2005

Dear Fellow Shareholder:

         The Annual Meeting of the Shareholders of Long Island Physician Holdings Corporation, a New York corporation (the "Company"), will be held at the Huntington Hilton Hotel, 598 Broadhollow Road, Melville, New York 11747, on November, , 2005, at 6:00 p.m. (the "Meeting"), for the following purposes, as more fully described in the accompanying Proxy Statement:

         1.    To elect four Class A directors.

         2. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's auditors for the 2005 fiscal year.

         3. To transact such other business as may properly come before the Meeting or any adjournments thereof.

         Only shareholders of record at the close of business on September 20, 2005 are entitled to notice and to vote at the Meeting or any adjournment thereof.

         We hope that all shareholders who can conveniently do so will attend the Meeting. Shareholders who do not expect to be able to attend the Meeting are requested to fill in, date and sign the enclosed proxy and promptly return the same in the stamped, self-addressed envelope enclosed for your convenience. Shareholders who are present at the Meeting may withdraw their proxies and vote in person, if they so desire.

             THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ELECTION
                 OF EACH OF ITS NOMINEES FOR DIRECTOR AND "FOR"
            APPROVAL OF EACH OF THE OTHER PROPOSALS DESCRIBED ABOVE.

September 23, 2005                    By Order of the Board of Directors,

                                      Paul Kolker, M.D, President

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING WHETHER OR NOT YOU ARE PERSONALLY ABLE TO ATTEND. YOU ARE URGED TO COMPLETE, SIGN AND MAIL THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE.

                   LONG ISLAND PHYSICIAN HOLDINGS CORPORATION

                            One Huntington Quadrangle
                            Melville, New York 11747

                         -------------------------------
                                 PROXY STATEMENT
                         -------------------------------

                       For Annual Meeting of Shareholders
                         To Be Held on November 1, 2005

Information Concerning the Solicitation

         This Proxy Statement is furnished to the holders of Class A Common Stock, par value $.001 (the "Class A Stock"), the only class of voting stock of Long Island Physician Holdings Corporation, a New York corporation (the "Company"), in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for use at the Annual Meeting of Shareholders of the Company to be held at 6:00 p.m., Tuesday, November 1, 2005 at the Huntington Hilton Hotel, 598 Broadhollow Road, Melville, New York, and at any adjournment thereof (the "Meeting"), pursuant to the accompanying Notice of Annual Meeting of Shareholders.

         This Proxy Statement and the form of Proxy were first mailed to the shareholders on or about September 23, 2005. Only shareholders of record at the close of business on September 20, 2005 (the "Record Date") are entitled to notice of the Meeting and only holders of record of the Class A Stock on that date are entitled to vote at the Meeting. The outstanding voting securities of the Company on the Record Date consisted of 1,798 shares of Class A Stock.

         On all matters requiring a vote by holders of the Class A Stock, each share of Class A Stock entitles the holder of record to one vote. The holders of a majority of the outstanding shares of Class A Stock, present in person or by proxy, will constitute a quorum. Directors shall be elected by a plurality of the votes cast at the Meeting.

         The Company's Class A Stock is not listed on any exchange, quoted on any market or otherwise publicly traded and is subject to certain restrictions on ownership and transfer pursuant to the Company's By-laws.

HOLDERS OF CLASS A STOCK MUST VOTE THEIR SHARES ON THE ENCLOSED PROXY CARD.

                                VOTING OF PROXIES

         Shares represented by Proxies, in the accompanying form of Proxy Cards, which are properly executed, duly returned and not revoked, will be voted in accordance with the instructions contained therein. If no specification is indicated on the Proxy, the shares represented thereby will, unless otherwise directed by the shareholder, be voted (i) for the election as Class A directors of the four persons who have been nominated by the Board of Directors; (ii) for approval of PriceWaterhouseCoopers LLP as the Company's auditors for the 2005 fiscal year; and (iii) on any other matter that may properly be brought before the Meeting in accordance with the judgment of the person or persons voting the Proxy. The execution of a Proxy will not affect a shareholder's right to attend the Meeting and vote in person.

         Under the rules of the Securities and Exchange Commission, boxes and a designated blank space are provided on the form of proxy for stockholders to mark if they wish to vote in favor of or withhold authority to vote for one or more of the Company's nominees for director. New York law and the Company's By-laws require the presence of a quorum for the Meeting, defined as the presence of stockholders entitled to cast at least a majority of the votes that all stockholders are entitled to cast at the Meeting. Votes withheld from director nominees and abstentions will be counted in determining whether a quorum has been reached.

         Assuming a quorum has been reached, a determination must be made as to the results of the vote on each matter submitted for stockholder approval. Director nominees must receive a plurality of the votes cast at the Meeting, which means that a vote withheld from a particular nominee or nominees will not affect the outcome of the election of directors.

         Any Proxy executed and returned by a shareholder may be revoked at any time thereafter if written notice of revocation is given to the Secretary of the Company prior to the vote to be taken at the Meeting, or by execution of a subsequent Proxy which is presented at the Meeting, or if the shareholder attends the Meeting and votes by ballot, except as to any matter or matters upon which a vote shall have been cast pursuant to the authority conferred by such Proxy prior to such revocation.

         The cost of solicitation of the Proxies being solicited on behalf of the Board of Directors will be borne by the Company. In addition to use of the mails, proxy solicitation may be made by telephone, telecopy, electronic mail and personal interview by officers, directors and employees of the Company. The Company will bear all costs in connection with the solicitation by the Board of Directors of proxies of the Meeting. Officers and employees of the Company who solicit Proxies will receive no extra compensation for such solicitation.

                                   Proposal 1

                              ELECTION OF DIRECTORS

         The Company's By-laws provide for a staggered term Board of Directors by the classification of the Board of Directors into three classes of four directors each (Class A, Class B and Class C). In August 2001, the Company's By-laws were amended to, among other things, reduce the number of directors from 40 to 12, appoint 12 continuing directors to serve as Class A, Class B and Class C directors for an initial term expiring on the 2002, 2003 and 2004 Annual Meetings, respectively, and provide that, upon the expiration of the initial term of each Class of directors, such Class would have a term of three years, or until a Director's successor shall be duly elected and qualified. The Company failed to hold an Annual Meeting in 2002 and 2003 and failed to obtain a quorum at the Annual Meeting in 2004. The initial term (and three year extension through the 2005 Annual Meeting) of the Class A directors has expired.

         The nominees for Class A directors have been nominated to remain in office until their term expires at the 2008 Annual Meeting of shareholders, and until their successors have been elected and qualified. Proxies will not be voted for a greater number of persons than the number of nominees named below.

         The nominees listed below are all currently directors of the Company. The Board is not aware of any reason why any nominee may be unable to serve as a director. If any nominee is unable to serve, the shares represented by all valid Proxies will be voted for the election of such other person as the Board may recommend.

         Unless otherwise specified, all Proxies received will be voted in favor of the election of the persons named below as directors of the Company, to serve until the expiration of the terms for which they are elected and until their successors shall be duly elected and qualified. Management has no reason to believe that any of the nominees will be unable or unwilling to serve as a director, if elected. Should any of the nominees not remain a candidate for election at the date of the Meeting, the Proxies will be voted in favor of those nominees who remain candidates and may be voted for substitute nominees selected by the Board of Directors.

         The names of the nominees and certain information received from them are set forth in the following table, including their principal occupations, for at least the last five years, and the names of any other companies whose securities are publicly held and of which they presently serve as directors.

 THE BOARD OF DIRECTORS DEEMS THE ELECTION OF EACH OF THE BOARD'S NOMINEES TO BE
          IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS AND
              RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH NOMINEE

                        DIRECTORS AND EXECUTIVE OFFICERS

Information Relating to Nominees for Election as Class A Directors

         Information relating to the nominees for election as Class A directors with a term expiring upon the 2008 Annual Meeting is set forth below:

         WILLIAM BRENNAN, D.C., 54, conducts a family chiropractic practice in Seaford, New York, a practice he has conducted for 21 years. Dr. Brennan is also a partner in Preferred Chiropractic, IPA, LLC and Alternative Care Solutions, IPA, LLC. Dr. Brennan has been President of both those companies and Chairman of the Chiropractic Network of MDNY. Dr. Brennan has been a director of the Company since April 1995.

         ROBERT A. JASON, M.D., 46, conducts a medical practice in gynecology in Great Neck, New York, a practice he has conducted since 1986. Dr. Jason has been a director of the Company since April 1995.

         ROBERT SARNATARO, M.D., 50, conducts a medical practice in internal medicine in Flushing, New York, a practice he has conducted since 1985. Dr. Sarnataro has been a director of the Company since April 1995.

         GARY WOHLBERG, M.D., 49, conducts a medical practice in pulmonology in Bay Shore, New York, a practice he has conducted since 1986. Dr. Wohlberg has been a director of the Company since its inception.

Information Relating to Class B Directors

         Information relating to the Class B directors with a term expiring upon the 2006 Annual Meeting is set forth below:

         GREGORY KALMAR, D.D.S., 57, conducts a practice in family and cosmetic dentistry in Huntington, New York, a practice he has conducted since 1974. From 1982, Dr. Kalmar has also been an attending dentist at Nassau County Medical Center, East Meadow, New York. Dr. Kalmar has been a director of the Company since August 1996.

         AMY KOREEN, M.D., 42, conducts a medical practice in psychiatry in Huntington, New York, a practice she has conducted since 1994. Prior to that time, Dr. Koreen completed a fellowship in biological psychiatry and neuropsychopharmacology at Long Island Jewish Medical Center. Dr. Koreen has been a director of the Company since its inception and Secretary since December 2001.

         RONALD R. PERRONE, M.D., 56, conducts a medical practice in anesthesiology in Melville, New York, a practice he has conducted since 1989. Dr. Perrone has been Chief Medical Officer of MDNY since 1999 and was Medical Director of MDNY from 1995 until 1999. Dr. Perrone has been a director of the Company since its inception.

         MICHAEL POLCINO, M.D. 56, has been a board certified Ob/Gyn primary care physician since 1984. Dr. Polcino has served as chairman of MDNY's Credentialing Committee and as an expert consultant to MDNY. Dr. Polcino is a clinical assistant professor at New York College of Osteopathic Medicine. Dr. Polcino received his medical degree from SUNY, Downstate Medical Center in 1977.

Information Relating to Class C Directors

         Information relating to Class C directors with a term expiring upon the 2007 Annual Meeting is set forth below:

         SALVATORE J. CARAVELLA, M.D., 49, has conducted a medical practice in pediatrics in Huntington, New York since 1988. Dr. Caravella has been a director of the Company since its inception.

         FRANCO GALLO, M.D., 42, conducts a medical practice in gastroenterology and hepatology with Gastroenterology Associates of Suffolk, P.C., in Port Jefferson and Smithtown, New York, a practice he has conducted since July 1994. Dr. Gallo is also a clinical instructor in the Department of Medicine, Division of Gastroenterology and Hepatology at Stony Brook University Medical Center. Dr. Gallo has been a director of the Company since its inception and has been Vice President since December 2001.

         PAUL KOLKER, M.D., 68, conducts a medical practice in thoracic and cardiovascular surgery in Roslyn, New York, a practice he has conducted since 1969. Dr. Kolker has been a director of the Company and its Treasurer since its inception. Dr. Kolker became President and Chairman of the Company in June 2002.

         ROSARIO ROMANO, M.D., 56, conducts a medical practice in internal medicine in Port Jefferson, New York, a practice he has conducted since 1980. Dr. Romano has been a director of the Company since its inception.

Executive Officers

         Officers are elected at each Annual Meeting of the Board of Directors and serve at the discretion of the Company's Board of Directors. There are no family relationships between any director or officer of the Company. The following table sets forth as of the date hereof the names and ages of all officers of the Company and all positions and offices they hold with the Company. The principal employment for at least the last five years for each of the Company's officers (other than Concetta Pryor, Marci Haas and Paul Accardi) is described above.

                  Name                    Age  Position with the Company

         Paul Kolker, M.D..............   68   President, Treasurer and Chairman
                                                of the Board
         Paul Accardi..................   49   Executive Vice President, CEO,
                                                COO of MDNY
         Concetta Pryor................   36   CFO; CFO and VP-Finance of MDNY
         Ronald R. Perrone, M.D........   56   Medical Director of MDNY
         Marci Haas....................   43   COO of MDNY
         Amy Koreen, M.D...............   42   Secretary and Director
         Franco Gallo, M.D.............   42   Vice President and Director

         PAUL ACCARDI, 49, served as Chief Operating Officer and Chief Financial Officer of MDNY Healthcare, Inc., the Company's majority-owned HMO subsidiary ("MDNY"), from 1997 until 2000. Mr. Accardi became Chief Executive Officer of MDNY in January 2001. Mr. Accardi was appointed as Executive Vice President of the Company in November 2003.

         CONCETTA PRYOR, 36, was appointed Chief Financial Officer of the Company in November 2003. Ms. Pryor has been the Director--Finance of MDNY since 1997. Ms. Pryor was the Director of Finance and Reimbursement for North General Hospital, New York, New York from 1993 to 1997. Ms. Pryor is a certified public accountant.

         MARCI HAAS, 43, became Chief Operating Officer of MDNY Healthcare, Inc. in September 2003. Prior to that, Ms. Haas served as the Vice President of Operations of MDNY Healthcare, Inc from October 2000 until September 2003 and the Vice President of Network Services from February 1997 until October 2000.

         There are no employment agreements or any termination of employment or change-in-control arrangements between the Company and any of its executive officers or between MDNY and any of its executive officers other than Paul Accardi and Ronald R. Perrone, M.D.

Meetings, Committees, Directors' Fees

         The Company's Board of Directors held seven meetings during the year ended December 31, 2004 ("Fiscal 2004"). From time to time, the members of the Board of Directors and its Committees may also act by unanimous consent. The Company believes that all of the directors attended more than 75% of the aggregate number of meetings of the Board of Directors and Committees on which he or she served during Fiscal 2004.

         The Company has no formal policy with respect to Board members' attendance at annual meetings of Shareholders, although all Board members are encouraged to attend annual meetings.

         The Company does not have a Compensation Committee or Audit Committee or committees performing similar functions. The Board of Directors has determined that the Company does not have an "audit committee financial expert" serving on the Board of Directors.

         In May 2001, the Board of Directors created an Executive Committee having all the authority of the full Board, except as to certain matters specified by New York law. The Executive Committee consists of Salvatore Caravella, M.D., Paul Kolker, M.D., Ronald Perrone, M.D., Rosario Romano, M.D. and Amy Koreen, M.D. The Executive Committee did not meet during Fiscal 2004.

         The MDNY board of directors has created a Compensation Committee, an Operations Committee, a Hospital Selection Committee and a Medical Delivery Committee. See "Certain Relationships and Related Transactions."

         The Company did not pay any compensation to its directors in Fiscal 2004, except that the Company pays each director a fee equal to $200 per meeting attended for serving as a director.

Nominating Procedures; Shareholder Recommendations

         The Company's By-laws provide for the Board of Directors to maintain a standing Nominating Committee, consisting of five shareholders of whom not more than three may be directors. The purpose of the committee is to nominate members for the Board of Directors and its committees. The Nominating Committee will consider nominees recommended in writing by shareholders, if such nominees would be qualified to serve as directors pursuant to the Company's By-laws. The Nominating Committee has no charter. The Nominating Committee did not meet during Fiscal 2004. All seats on the Nominating Committee are currently vacant, and the full Board of Directors performs the function of the Nominating Committee, which the Board of Directors believes is an appropriate function in light of the size of the Board and the familiarity of each director with the background and qualifications of each nominee. Certain directors (including Drs. Kolker, Caravella, Romano, Jason and Perrone may be deemed not to be "independent" within the meaning of Section 803 of the Amex Company Guide by virtue of their receipt of compensation from or respective positions with MDNY.

         In considering an incumbent director whose term of office is to expire, the Board of Directors reviews the director's overall service during the person's term, the number of meetings attended, level of participation and quality of performance. When identifying and evaluating nominees for new directors, the Board of Directors meets to discuss and consider such candidates' qualifications and then chooses a candidate by majority vote.

         The Board of Directors will consider in good faith qualified director candidates who are recommended by shareholders. To be considered for nomination the Board of Directors at the next annual meeting of shareholders, the Board must receive shareholder recommendations at least 120 calendar days before the anniversary date of the Company's proxy statement for the previous year's annual meeting. To recommend a candidate, a shareholder should send the candidate's name, age, credentials (including principal occupation and employment), contact information and the candidate's consent to be considered to the Chairman of the Board in care of the Company at its principal executive office address. The shareholder should also provide the shareholder's contact information, describe the shareholder's relationship with the candidate, and include a statement as to the number of shares and the class of Company common stock owned by the shareholder and the length of time such shares have been owned.

Shareholder Communications With The Board Of Directors

         Although the Company does not have a formal procedure for shareholder communication with the Board, the Company's Board of Directors has always been, and will remain, open to communications from the Company's shareholders. In general, members of the Board and executive officers are accessible by mail in care of the Company. Any matter intended for the Board, or for any individual member or members of the Board, should be directed to the Company's Secretary with a request to forward the communication to the intended recipient. In the alternative, shareholders can direct correspondence to the Board to the attention of the Chairman of the Board, in care of the Company at the Company's principal executive office address. The Company will forward all such communications to the intended recipient in a timely manner.

Compensation of Executive Officers

       The following table sets forth information concerning the compensation for services to the Company during each of the fiscal years ended December 31, 2004, 2003 and 2002 for Paul Kolker, M.D., the Company's President and Chairman of the Board, and each other executive officer of the Company (including MDNY) whose annual salary and bonus compensation with respect to the 2004 calendar year exceeded $100,000 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                        Long Term
                                                       Annual Compensation             Compensation
                                                       -------------------             ------------
                                                                                        Securities
                                                                         Other Annual   Underlying      All Other
Name                              Year        Salary         Bonus       Compensation     Options      Compensation***
------                            ----        ------         -----       ------------   ----------     ---------------
Paul Kolker, M.D.                 2004       $      0       $     0         $    0          0             $109,038
*President and Chairman           2003       $      0       $     0         $    0          0             $      0
                                  2002       $      0       $     0         $    0          0             $      0

Concetta Pryor                    2004       $267,100^^     $ 5,000         $    0         --             $  5,400
**Chief Financial Officer         2003       $250,970       $    --         $    0         --             $  1,350
                                  2002       $     --       $    --         $    0         --             $     --
--                $  --

Paul Accardi                      2004       $360,000       $10,000         $    0          0             $  6,000
Executive Vice President,         2003       $360,000       $60,000         $    0          0             $  6,000
     CEO, MDNY                    2002       $360,000       $10,000         $    0          0             $  6,000

Ronald R. Perrone                 2004       $290,000       $10,000         $    0          0             $  6,000
Medical Director, MDNY            2003       $290,000       $50,000         $    0          0             $  6,000
                                  2002       $290,000       $10,000         $    0          0             $  6,000
Marci Haas
COO, MDNY                         2004       $203,675^^     $ 5,000         $    0                        $  5,400
                                  2003       $191,085       $               $    0                        $  1,350
                                  2002       $     --       $    --         $   --         --             $     --

--------------------------------------------------------------------------------
           MDNY pays all compensation to the Named Executive Officers.

* Dr. Kolker became President and Chairman of the Board in June 2002. Payments disclosed under "All Other Compensation" represents $5,000 per month commencing September 2004 payable by MDNY in consideration of Dr. Kolker's participation in negotiations regarding certain potential strategic transactions and certain potential transactions among MDNY, its shareholders and certain related parties, and payment in October 2004 by MDNY of $3,871.24 per month retroactive to June 2002 (the month Dr. Kolker became President and Chairman of the Company) by means of a lump sum payment in the aggregate amount of $89,038 in consideration of Dr. Kolker's participation from and after June 2002 in negotiations regarding such transactions. See "Certain Relationships and Related Transactions."
** Ms. Pryor was appointed Chief Financial Officer of the Company in September 2003. Salary includes $25,000 in compensation paid in consideration of her services as the Company's CFO .

*** Represents automobile allowance payable pursuant to the Executive's Employment Agreement.
^^ Salary includes $27,100 and $28,675 in compensation to Ms. Pryor and Ms. Haas, respectively, as part of MDNY's Employee Incentive program.


Compensation Committee Interlocks and Insider Participation

         Five directors of the Company (Drs. Caravella, Gallo, Kolker, Koreen and Jason) serve as directors of MDNY. Dr. Kolker is President and Chairman of the Board of the Company. Drs. Gallo and Koreen are Vice President and Secretary of the Company, respectively. Drs. Caravella, Jason and Koreen are, respectively, President, Vice President and Secretary of MDNY. Dr. Perrone, a director of the Company, is the Chief Medical Officer of MDNY. No executive officer of the Company serves as a member of the Board of Directors of any entity not affiliated with the Company that has one or more members serving as a member of the Company's Board of Directors. Certain of the directors have participated in certain transactions with the Company and its subsidiaries and affiliates. See "Certain Relationships and Related Transactions."

Report of Board of Directors as to Compensation

         The Company does not have a compensation committee or other Board committee performing equivalent functions. MDNY has a compensation committee comprised of four directors on MDNY's Board The MDNY Compensation Committee met in January 2005 to determine the annual bonus amounts for the executive officers of MDNY. In October 2004, the Board of Directors of both MDNY and the Company approved the payment to Dr. Kolker of $5,000 per month commencing September 2004 payable by MDNY in consideration of Dr. Kolker's participation in negotiations regarding certain potential strategic transactions and certain potential transactions among MDNY, its shareholders and certain related parties, and the payment by MDNY of $3,871.24 per month retroactive to June 2002 (the month Dr. Kolker became President and Chairman of the Company) by means of a lump sum payment in the aggregate amount of $89,038 in consideration of Dr. Kolker's participation from and after June 2002 in negotiations regarding such transactions. The Board's approval of these payments to Dr. Kolker was not linked to the performance of the Company or MDNY but were based on Dr. Kolker's efforts and success in connection with such negotiations and on the fact that MDNY made similar payments to David Weissberg, M.D., Dr. Kolker's predecessor as the Company's Chairman and President. In addition, commencing with September 2004, the MDNY Compensation Committee and the Company's Board of Directors approved an increase in compensation to each of Salvatore Caravella, M.D., the President and a Director of MDNY, and Rosario Romano, M.D., President of Island IPA and a Director of LIPH, to $5,000 per month in consideration of their respective participation in reviewing, with other officers and employees, MDNY's utilization management, credentialing and operations processes. Paul Accardi, the Company's Executive Vice President and Chief Executive Officer of MDNY, determines performance targets and criteria in his discretion applicable to MDNY employees participating in MDNY's company-wide Employee Incentive Program. Concetta Pryor, Chief Financial Officer of the Company and of MDNY, and Marcia Hass, MDNY's Chief Operating Officer, each participate in such program. See "Certain Relationships and Related Transactions."

         William Brennan, D.C.
         Salvatore J. Caravella, M.D.
         Franco Gallo, M.D.
         Robert A. Jason, M.D.
         Gregory Kalmar, D.D.S.
         Paul Kolker, M.D.
         Amy Koreen, M.D.
         Ronald R. Perrone, M.D.
         Michael Polcino, M.D.
         Rosario Romano, M.D.
         Robert Sarnataro, M.D.
         Gary Wohlberg, M.D.

Code of Ethics

         The Company is a holding company that conducts no operations and whose sole asset is its ownership of 67% of the stock of MDNY. The Company has not adopted a Code of Ethics. The Company's Board has requested that the Board of MDNY consider adopting a Code of Ethics.

Employment Agreements

         As of January 1, 2001, MDNY entered into Employment Agreements with each of Paul Accardi and Ronald R. Perrone (the "Executives"), which provide for Mr. Accardi to serve as MDNY's Chief Executive Officer and Dr. Perrone to serve as MDNY's Chief Medical Officer, respectively. Dr. Perrone is permitted to maintain a limited independent medical practice.

         The initial term of each Employment Agreement expired on December 31, 2003. The term of each Agreement is subject to automatic renewal on a year-to-year basis, unless either party gives at least 90 days prior written notice of termination. The Employment Agreements for Mr. Accardi and Dr. Perrone provide for a base salary of $360,000 and $290,000, respectively, which is subject to annual increase in the discretion of MDNY's Board of Directors. The Executives also participate in MDNY's annual incentive program, with an initial target incentive opportunity of 30% of base salary. Except as described below with respect to salary continuation, the amount and nature of the Executives' participation in the annual incentive program is within MDNY's sole discretion. The Executives are eligible to participate in any profit-sharing, retirement or other benefit plans and any health, life, accident or disability insurance plans or programs to the same extent as other similarly situated key employees of MDNY. The Executives receive the health, life and disability benefits provided for the executive officers of MDNY and other fringe benefits, if any, provided to executive officers of MDNY that may be authorized from time to time by MDNY's Board of Directors. Each Executive receives a monthly automobile allowance of $500 for the use of an automobile used in connection with business matters.

         Each Employment Agreement provides that if there is a Change of Control (as defined) and there is a Termination of Employment during the term of the Agreement solely due to MDNY's termination of an Executive's employment other than as expressly permitted by the Agreement, MDNY must continue to pay the Executive's base salary in effect on the date of such termination and an annual adjustment payment equal to the greater of (1) the annual incentive paid to him for the previous year, and (2) 200% of the annual base salary in effect at the time of such Termination of Employment (an "Adjustment Payment"), subject to all required withholding taxes, for a period commencing on the date of such Termination of Employment and ending on the date which is the day before the second anniversary of such date. MDNY must pay the Executive the Adjustment Payments within 45 days after the first and second anniversaries of the date of the Termination of Employment. The Employment Agreements define "Termination of Employment" to mean the termination of the Executives' employment by MDNY for any reason other than any of the following: death; permanent disability (as defined); voluntary termination of employment; or termination of employment by MDNY for cause (as defined). Voluntary termination of employment is deemed a "Termination of Employment" if the voluntary termination occurs as a result of any of the following: (i) the assignment to the Executive of any duties inconsistent in any respect with his position (including status, offices, titles and reporting requirements), authority, duties or responsibilities, or any action by MDNY which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose isolated, insubstantial and inadvertent actions not taken in bad faith which are remedied by MDNY promptly after receipt of notice thereof given by the Executive; MDNY requiring the Executive to be based at an office or location greater than 50 miles from MDNY's current offices; or any purported termination by MDNY of the Executive's employment other than as expressly permitted by the Agreement. The Agreements provide that, in the event of a Termination of Employment that is not in connection with a Change of Control, the Executive will continue to receive his base salary, in effect on the date of the Termination of Employment, and will receive an Adjustment Payment, subject to all required withholding taxes, for the period commencing on the date that his employment is terminated and ending on the day before the first anniversary thereof. This Adjustment Payment is due within 45 days after the first anniversary of the Termination of Employment. For a period of one year after the termination of the Executive's employment by MDNY for whatever reason, each Employment Agreement imposes certain non-competition and non-solicitation obligations regarding MDNY and its customers, suppliers, service providers and employees.

Options Granted in Last Fiscal Year

         None of the Named Executive Officers nor any of the other executive officers of the Company were granted any option by the Company during Fiscal 2004.

Aggregated Options Exercised in Last Fiscal Year and Fiscal Year End Option
Values

         The following table sets forth information with respect to option exercises during the year ended December 31, 2004 and the number and value of options outstanding at December 31, 2004 held by the Named Executive Officers. All such options expired unexercised on July 1, 2005. All such options were exercisable for shares of the Company's non-voting Class B Common Stock, $.001 par value ("Class B Stock").

                                                     Number of Shares
                                                     Underlying
                                                     Unexercised
                  Shares                             Options at
                  Acquired                           December 31, 2004          Value of Unexercised
                  On                Value            Exercisable("E")/          In-the-Money Options at
Name              Exercise          Realized         Unexcercisable("U")        December 31, 2004(1)
----              --------          --------         -------------------        --------------------
Paul Kolker          0                $0               18(E)/0(U)                 $0(E)/$0(U)
Paul Accardi         0                $0                0(E)/0(U)                 $0(E)/$0(U)
Ronald Perrone       0                $0               18(E)/0(U)                 $0(E)/$0(U)
Concetta Pryor       0                $0                0(E)/0(U)                 $0(E)/$0(U)


(1) Value as of December 31, 2004 is based upon restrictions on ownership and transfer applicable to the Company's stock and the absence of a market therefor.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of August 1, 2005, regarding the beneficial ownership of the Common Stock of the Company of (a) each person known by the Company to own more than five percent of the Company's outstanding Class A Stock or its Class B Stock, (b) each director and officer of the Company and (c) all officers and directors of the Company as a group. Except as otherwise indicated, the named owner has sole voting and investment power of the shares listed.

                                        Amount and Nature
                                    of Beneficial Ownership(1)           Percent of Class (1)
Beneficial Owner(2)                 Class A          Class B           Class A          Class B
-------------------                 -------          -------           -------          -------
Paul A. Accardi                        0                  0               0                  0
William Brennan, D.C.                  1                  3               *                  *
Salvatore J. Caravella, M.D.           1                  2               *                  *
Franco Gallo, M.D.                     1                  2               *                  *
Robert A. Jason, M.D. (3)              1                502               *               12.4
Gregory Kalmar, D.D.S.                 1                  0               *                  *
Paul Kolker, M.D.(3)                   1                502               *               12.4
Amy Koreen, M.D.                       1                  2               *                  *
LIPH Bridge Partners, Inc.             0                500               0               12.4
Michael Polcino, M.D.                  1                  2               *                  *
Ronald R. Perrone, M.D.(3)             1                502               *               12.4
Concetta Pryor                         0                  0               0                  0
Rosario Romano, M.D.                   1                 13               *                  *
Robert Sarnataro, M.D.                 1                  4               *                  *
Gary Wohlberg, M.D.                    1                  2               *                  *
All officers and directors
as a group (14 persons)               12                536(3)            *               13.3(3)

-----------------------
*Represents less than 1%.

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission ("SEC") and generally includes voting or investment power with respect to securities. In accordance with SEC rules, shares which may be acquired upon exercise of stock options which are currently exercisable or which become exercisable within 60 days after the date of the information in the table are deemed to be beneficially owned by the optionee. Except as indicated by footnote, and subject to community property laws where applicable, to the Company's knowledge, the persons or entities named in the table above are believed to have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. For purposes of calculating the percentage or outstanding shares held by each person named above, any shares which such person has the right to acquire within 60 days after the date of the information in the table are deemed to be outstanding, but not for the purpose of calculating the percentage ownership of any other person.

(2) The address of such persons is c/o the Company, One Huntington Quadrangle, Suite 4C-01, Melville, N.Y. 11747.

(3) Includes 500 shares of the Company's Class B Stock beneficially owned by LIPH Bridge Partners, Inc., of which Drs. Kolker, Perrone and Jason are shareholders and directors.

         There is no trading market for the shares of the Company's Common Stock, as ownership thereof is restricted pursuant to the Company's By-laws to certain physicians and other medical practitioners resident in and licensed by New York State with office-based practices on Long Island, New York, and transfer thereof is also restricted pursuant to the Company's By-laws. Under certain circumstances, the Company has the right, pursuant to the Company's By-laws, but not the obligation, to purchase stock of the Company which a shareholder desires to transfer, at a price based on the per share value determined by an independent certified public accountant.

         There are no arrangements, known to the Company, the operation of which may at a subsequent date result in a change in control of the Company.

Securities Authorized for Issuance under Equity Compensation Plans

       The Company does not maintain any compensation plan (including any individual compensation arrangements), approved by security holders or not, under which equity securities of the Company are authorized for issuance.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who beneficially own more than 10% of a registered class of the Company's equity securities ("Principal Owners") to file with the Securities and Exchange Commission initial reports of ownership and reports of any subsequent changes in ownership of Common Stock and other equity securities of the Company. Specific due dates for these reports have been established and the Company is required to disclose any failure to file by these dates. The Company believes that none of the Company's directors, executive officers or Principal Owners has filed an initial Form 3 or a Form 5 with respect to any year, and none of the Company's directors, executive officers or Principal Owners has made written representations to the Company that no such reports were required with regard to Fiscal 2004. Ownership and transfer of the Company's stock is restricted by the Company's By-laws, and the Company believes that none of the Company's directors, executive officers and Principal Owners had any transactions in Company stock reportable during Fiscal 2004 or any prior year (other than the year with respect to which each director, executive officer and Principal Owner became obligated to file a Form 3) and that none of such persons were required to comply with Section 16(a) filing requirements by filing a Form 5 or otherwise with respect to Fiscal 2003 or any prior year (other than the year with respect to which each director, executive officer and Principal Owner was obligated to file a Form 3).

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain Relationships and Related Transactions

       The Company was formed in 1994 and is owned by physicians residing and practicing in New York State. The Company conducts no operating activities of its own. The Company's principal asset is 67% of the stock in MDNY Healthcare, Inc. ("MDNY"), an independent practice association-model health maintenance organization, that currently operates in Nassau and Suffolk counties, New York. Catholic Healthcare Network of Long Island, Inc. ("CHNLI") owns the remaining 33% of the stock in MDNY. CHNLI is a New York not-for-profit corporation whose members are officials of the Diocese of Rockville Centre (the "Diocese") in Long Island, New York, who are generally officers of or are otherwise affiliated with hospitals that belong to the Catholic Health Services of Long Island, Inc. ("CHSLI") system.

          The Company is affiliated with LIPH, LLC (the "LLC"), a New York limited liability company formed in December 1996. Upon the formation of the LLC, the shareholders of the Company owned all of the membership interests in the LLC. The assets of the LLC consist of the stock in three independent practice associations, Island Practice Association, IPA, Inc. ("Island IPA"), Island Behavioral Health Association IPA, Inc. (currently inactive) and Island Dental Professional Association IPA, Inc. (the "IPAs"). Thus, the IPAs are indirectly owned or controlled by the shareholders of the Company. MDNY has entered into various contractual arrangements (the "Professional Services Agreements") with the IPAs to arrange for the provision of applicable health care and administrative services to the members of MDNY. All directors of the Company are also Managers of the LLC.

         During 1995, the Company offered and sold shares of its common stock in a private placement to physicians, psychologists, podiatrists and dentists practicing on Long Island, New York (i.e., Queens, Nassau and Suffolk Counties). The Company offered shares of its Class A and Class B Stock to physicians based on their service specialty at a price of $2,000 per share. The Class A Stock is voting stock, and was initially offered only to primary care physicians, specialty care physicians, anesthesiologists and oral surgeons. No stockholder may own more than one share of Class A Stock. Holders of Class B Stock are not entitled to vote their shares of Class B Stock at meetings of the Company's stockholders, except as provided by New York law. During 1996, the Company issued additional shares of its Class A Stock and Class B Stock. In order to encourage greater participation in the Company on the part of certain qualified psychologists, general dentists, specialty dentists (with the exception of oral and maxillofacial surgeons), podiatrists and chiropractors who were not initially permitted to own Class A Stock, the By-laws were amended in 1997 to allow such practitioners to own one share of Class A Stock. The By-laws were amended in August 2001 to provide that such practitioners may not as a group hold more than two seats on the Company's Board of Directors (subject to adjustment as provided therein). Each such Class B shareholder will be offered the opportunity to exchange one share of Class B Stock for one share of Class A Stock. A total of 483 shares of Class B Stock were exchanged for Class A Stock.

         The Company issued to certain organizers non-qualified options to purchase up to an aggregate of 1,115 shares of Class B Stock at $2,000 per share exercisable at any time after July 1, 1998, subject to acceleration in the event of certain transactions. 616 of such options were granted to certain directors of the Company. Shares underlying such options represent 15% of the total number of the Company's shares outstanding on the date of grant. All such options expired unexercised on July 1, 2005. A Stock Subscription and Purchase Agreement dated December 11, 1995 among the Company, CHNLI and MDNY sets forth certain provisions relating, among other things to the operation and development of the business of MDNY and the IPAs.

         MDNY's Certificate of Incorporation, as amended, provides for six directors ("Class A Directors") to be elected by the holders of the Class A Common Stock (i.e., the Company) voting separately as a class; three directors ("Class B Directors") elected by the holders of the Class B Common Stock (i.e., CHNLI) voting separately as a class; three directors elected by the holders of both the Class A Common Stock and the Class B Common Stock voting together as a class; and class voting by MDNY's Class A and B stockholders voting separately to approve the sale, lease, exchange or other disposition of all or substantially all of MDNY's assets. MDNY's Certificate of Incorporation also requires the approval of a majority of MDNY's Class A Directors voting separately, a majority of MDNY's Class B Directors voting separately, and a majority of MDNY's Class A and Class B Directors voting together, to authorize certain action by MDNY, including: the selection or termination of hospitals which are participating providers; amending MDNY's Certificate of Incorporation or By-laws; changing the methodology for funding hospital risk pools; issuing additional stock; the sale, lease, exchange or other disposition of all or substantially all of MDNY's assets; merger or consolidation; dissolution; entering a new line of business; borrowing or making other financial arrangements, including any contracts, in excess of $1 million. If any of these matters "adversely effect" the providers of services in any county, the vote of the Class A and Class B Directors must be unanimous.

         MDNY's By-laws, as amended, provide that MDNY"s board of directors shall consist of 12 members, comprised of the following: (i) six Class A Directors; (ii) three Class B Director; and (iii) three members elected by the holders of both the Class A Common Stock and the Class B Common Stock voting together as a class, all of whom shall be representatives of enrollees of the health maintenance organization operated by MDNY. The MDNY By-laws provide that the MDNY board of directors may create: (i) an Operations Committee comprised of three Class A Directors and two Class B Directors and up to three other individuals as appointed by the board; (ii) a Hospital Selection Committee, comprised of three Class A Directors and three Class B Directors; and (iii) a Medical Delivery Committee comprised of four Class A Directors and two Class B Directors.

         According to the New York State Insurance Department ("NSYID") Report on Examination of The MDNY Healthcare, Inc. as of June 30, 2000 dated April 2, 2001 and revised July 31, 2002 (the "NYSID Final Report"), the composition of MDNY's Board of Directors does not comply with Part 98-1.11(f) of the Administrative Rules and Regulations of the New York State Department of Health, which requires that at least 20% of MDNY's directors must be enrollees of MDNY. The NYSID Final Report recommends that the requisite number of "enrollee representatives" be elected to MDNY's Board of Directors.

         The Company, CHNLI and MDNY are party to a Shareholders Agreement dated December 11, 1995, which provides, among other things, for certain restrictions on the transfer of stock in MDNY, including certain rights of first refusal in connection with any such proposed transfer or deemed transfer.

         Five directors of the Company (Drs. Caravella, Gallo, Kolker, Koreen and Jason) serve as directors of MDNY. Drs. Caravella, Jason and Koreen are, respectively, President, Vice President and Secretary of MDNY. Dr. Perrone, a director of the Company, is the Chief Medical Officer of MDNY. Six directors of the Company (Drs. Caravella, Gallo, Jason, Perrone, Romano and Wohlberg) serve as directors of Island IPA, of which Dr. Romano is also President. One director of the Company (Dr. Kalmar) serves as President and a director of Island Dental Professional Association IPA, Inc. One director of the Company (Dr. Koreen) serves as a director of Island Behavioral Health Association IPA, Inc. Each of such directors of the Company earned fees for medical services rendered as a participating provider to one of the IPAs during 2004. Concetta Pryor, the Company's Chief Financial Officer, is also the Chief Financial Officer and Vice-President-Finance of MDNY. Paul Accardi, the Company's Executive Vice President is also the Chief Executive Officer of MDNY.

         With respect to years prior to 2001, MDNY was contractually obligated to pay a capitated amount to Island IPA for covered services provided by participating providers. Through 2001, however, MDNY continued to pay medical claims to Island IPA relating to claims with dates of service prior to January 1, 2001 in excess of capitated amounts for years prior to 2001. These payments resulted in medical claim obligations due by Island IPA to providers of approximately $22.2 million, reflected in MDNY's financial statements as payments in excess of capitation as of December 31, 2002 (the "Island Debt").

         With NYSID's approval, MDNY, Island IPA and CHSLI, on behalf of five catholic hospitals that act as providers to MDNY (the "Hospitals"), entered into a Recovery and Subordination Agreement (the "Recovery and Subordination Agreement"), dated July 12, 2001 and effective January 1, 2002. The Recovery and Subordination Agreement provides, among other things, as follows: (i) Island IPA is required to pay the Island Debt pursuant to a Repayment Plan whereby Island IPA is obligated to withhold, and remit to MDNY, 5% of all payments due to Island IPA participating providers (the "IPA Withhold"), MDNY will make claims payments to Island IPA or its participating providers on a fee-for-service basis, Island IPA is required to pay MDNY a $1.50 per member per month network access fee, and Island IPA is required to pay to MDNY the net revenue it receives from sources other than MDNY; (ii) until the Island Debt is repaid, Island IPA, Island IPA's participating providers and the Hospitals agree (a), in the event that MDNY becomes insolvent (pursuant to a court approved order or admits its inability to pay its debts), to subordinate their rights to payment by MDNY of outstanding claims (including IBNR) to all other outstanding claims in an amount equal to the amount of the then outstanding Island Debt, and (b) that, after payment of third party claims, the claims of Island IPA and its providers will be subordinated to the claims of the Hospitals; and (iii) the amount of the Island Debt outstanding from time to time will be carried on the financial statements of MDNY as an admitted asset. The aggregate amount owed by MDNY to the subordinating parties in the form of medical claims payable, and the amount of the Island Debt, was approximately $14 million as of December 31, 2004.

         In 1997, with the approval of NYSID, MDNY obtained a loan from CHNLI that has a balance at December 31, 2003 of approximately $1.98 million (including accrued interest). Interest under this note accrues at the prime rate and is payable quarterly commencing April 1, 1998. The entire principal balance plus accrued interest is due in full subject to prior approval by NYSID.

         In 1998, with the approval of NYSID, MDNY obtained a $1 million loan from LIPH, LLC that has a balance as of December 31, 2004 of approximately $1.4 million (including accrued interest). Interest under this note accrues at the prime rate and is payable quarterly commencing October 1, 1998. The entire principal balance plus accrued interest was due on July 1, 1999, but payment is subject to prior approval by the NYSID. In April 1999, MDNY and LIPH, LLC amended the loan agreement to provide LIPH, LLC with the right to convert the note into equity in MDNY, and, in August 1999, MDNY's Board authorized the conversion of the outstanding balance of the LIPH, LLC note into shares of MDNY common stock. The note has not been converted as MDNY has not received approval from NYSID for the conversion. Repayment of the principal and payment of accrued interest on the LIPH, LLC note and the CHSLI note may be made only out of the free and divisible surplus of MDNY and all payments are subject to NYSID approval.

         MDNY is subject to the New York Women's Health and Wellness Act, which, as of January 1, 2003, obligates MDNY to provide contraceptive drugs and devices to its members, in conflict with the ethical policies of the Diocese, to which CHNLI and CHSLI are subject. In light of this conflict, the Diocese allowed its subscriber contract with MDNY to expire on January 1, 2005. CHSLI, on behalf of the Hospitals, has also notified MDNY that CHSLI will not renew the Hospitals' respective subscriber contracts with MDNY upon expiration thereof effective January 1, 2006. MDNY provides health care insurance to employees of the Hospitals affiliated with CHSLI. At December 31, 2004, a total of 7,450 Members in MDNY were enrolled from CHSLI. Premiums from the Diocese and the Hospitals represented approximately 28% and 27% and 30% of total premiums earned by MDNY during both 2004 and 2003. It is anticipated that the loss of business upon the expiration of MDNY's subscriber contracts with the Hospitals will have a material adverse effect on MDNY's business and financial condition.

         The Company, MDNY and CHNLI have entered into a Stock Purchase Agreement dated as of December 31, 2004. Pursuant to the Stock Purchase Agreement, the Company will purchase from CHNLI all shares of Class B common stock of MDNY owned by CHNLI, and CHNLI will contribute to the capital of MDNY, and for cancellation, a Subordinated Note dated December 18, 1997 made by MDNY in favor of CHNLI in the original principal amount of $1.4 million, together with all interest accrued thereon (the "Section 1307 Contribution"). Upon the closing of such purchase, the Company will be the sole stockholder of MDNY.

         In consideration of the sale, assignment and transfer of the Class B Shares and of the Section 1307 Contribution, the Company will pay CHNLI a closing payment of $10.00. As additional consideration, the Company will pay to CHNLI the percentage specified below of the net amount of cash and the fair market value of all securities and other property paid by an acquiror and received by LIPH in respect of its equity interest in MDNY upon any sale to a third party by LIPH of its stock in MDNY or of all or substantially all of MDNY's business (through a sale of stock or assets, or a merger, consolidation or similar transaction) that is consummated prior to December 31 of the year specified below (or with respect to calendar year 2008, certain transactions consummated after December 31, 2008), but not to exceed $4.5 million in the aggregate (the amount of CHNLI's equity investment in MDNY):

                  Percentage of Sale Proceeds                 Year
                  ---------------------------                 ----
                  33.3%                                       2005
                  25.0%                                       2006
                  20.0%                                       2007
                  15.0%                                       2008

         Conditions to closing under the Stock Purchase Agreement include: (i) the termination of the Shareholders Agreement and the Stock Subscription and Purchase Agreement, each dated as of October 11, 1995, between the Company, MDNY and CHNLI, as amended, (ii) execution and delivery of mutual releases by CHNLI, the Diocese and CHSLI, on the one hand, and MDNY and the Company, on the other hand, from all claims arising through the closing date, except for claims arising under the Agreement and certain other agreements in effect among the releasing parties as of the closing date, (iii) resignation of the four MDNY directors designated by CHNLI, as directors and officers of MDNY, (iv) payment in full of all premiums then payable under the MDNY Group Applications effective as of December 31, 2002 between MDNY and each of the Diocese and CHSLI, as agent for five affiliated Catholic Hospitals ("Hospitals"); (v) no premiums under such Group Applications being more than 30 days past due; (vi) execution and delivery of an agreement whereby the Hospitals and certain related Catholic nursing homes agree to pay the same penalties and interest on past due premiums and other amounts payable by them to MDNY as those applicable under current regulations to late payments due from MDNY to the Hospitals; (viii) consent by each of NYSID (which granted consent in March 2005), the New York Department of Health (which was granted in August 2005), the Attorney General of the State of New York and the Supreme Court of the State of New York to the Agreement and the transactions contemplated thereby; and (ix) payment in full of all payments due and owing by MDNY to the Hospitals for services rendered to the extent required by the provider agreements between MDNY and the Hospitals, and no such payments, with respect to clean claims, being more than 45 days past due.

         Upon closing of the purchase of the Class B shares, the Certificate of Incorporation and By-laws of MDNY, and the composition of MDNY's Board of Directors, will be modified to reflect, among other things, that CHNLI is no longer a shareholder in MDNY and the composition and number of MDNY's Directors will be changed to include the requisite number of enrollee representatives.

         As a result of incurring deficits of approximately $2.4 million in hospital risk pools during 1997 and 1998 relating to risk sharing agreements between MDNY and CHSLI, MDNY and CHSLI entered into agreements dated May 10, 1999 and August 13, 1999 whereby CHSLI agreed to pay MDNY $2.4 million by December 31, 2003. CHSLI paid such amount to MDNY on March 30, 2004.

         Commencing with September 2004, the MDNY Compensation Committee and the Company's Board of Directors approved an increase in compensation to each of Salvatore Caravella, M.D., the President and a Director of MDNY, and Rosario Romano, M.D., President of Island IPA and a Director of LIPH, to $5,000 per month in consideration of their respective participation in reviewing, with other officers and employees, MDNY's utilization management, credentialing and operations processes.

         Commencing with September 2004, MDNY pays to Paul Kolker, M.D., a Director of MDNY and President and Chairman of the Board of the Company, $5,000 per month in consideration of Dr. Kolker's participation in negotiations regarding potential strategic transactions by MDNY (including without limitation, equity investments in MDNY by third parties, the disposition of the assets or stock of MDNY and related commercial transactions (collectively, "Strategic Transactions")), as well as negotiations among MDNY, the Company, CHNLI, the Diocese and CHSLI regarding CHNLI's withdrawal as a shareholder in MDNY and MDNY's contractual relationships with CHSLI and the Diocese (collectively "Shareholder Transactions"). In October 2004, MDNY paid to Dr. Kolker the sum of $3,871.24 per month retroactive to June 2002 (the month Dr. Kolker became President and Chairman of the Company) by means of a lump sum payment in the aggregate amount of $89,038 in consideration of Dr. Kolker's participation from and after June 2002 in negotiations regarding potential Strategic Transactions and Shareholder Transactions.

Independent Auditor Fees

         Audit Fees. Aggregate fees billed for professional services rendered by PricewaterhouseCoopers LLP ("PC") for the audit of the Company's annual consolidated financial statements and the review of the quarterly consolidated financial statements included in the Company's Forms 10-Q for 2004 were approximately $54,000 and $25,000, respectively. Audit fees billed for the audit of MDNY for 2004 and 2003 were $200,000 and $205,000 respectively.

         Audit-Related Fees. Aggregate fees billed for assurance and related services rendered by PC that are reasonably related to the performance of the audit of the Company's financial statements (and not reported under the caption "Audit Fees" above) for 2004 and 2003 were $0 and $0, respectively.

         Tax Fees. Aggregate fees billed for professional services rendered by PC for tax compliance, tax advice and tax planning for 2004 and 2003 were $0 and $0, respectively.

         All Other Fees. The aggregate fees billed for all other services rendered by PC in 2004 and 2003 for all other services not described under the foregoing captions "Audit Fees," "Audit-Related Fees" and "Tax Fees," were $0 and $113,300, respectively. All such fees in 2003 were for consulting services related to MDNY's compliance with HIPAA.

         Pre-Approval Policies and Procedures. The Board of Directors has not adopted a formal policy and procedures with respect to the pre-approval of auditing and non-auditing services provided to the Company by the independent accountants and fees for such services. During the year, the Company's Chief Financial Officer and its Executive Vice President monitor fees paid to the independent accountants for audit and non-audit services.

         The percentage of hours expended on PWC's engagement to audit the Company's financial statements for 2004 that were attributed to work performed by persons other than PWC's full-time, permanent employees was less than 50%.

                                   Proposal 2

 PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSE COOPERS LLP AS THE
                  COMPANY'S AUDITORS FOR THE 2005 FISCAL YEAR

         The accounting firm PricewaterhouseCoopers LLP ("PC") is presently serving as the Company's independent auditors. PC also served as the Company's independent auditors during the fiscal year ended December 31, 2004. The Board of Directors believes it is desirable and in the best interests of the Company to continue engagement of PC. A representative of PC will be present at the Meeting to make a statement if he or she desires and to respond to appropriate questions presented at the Meeting.

      THE BOARD OF DIRECTORS DEEMS THE APPOINTMENT OF PWC AS THE COMPANY'S
        AUDITORS FOR THE 2005 FISCAL YEAR TO BE IN THE BEST INTERESTS OF
          THE COMPANY AND ITS SHAREHOLDERS AND RECOMMENDS A VOTE "FOR"
                  THE RATIFICATION OF SUCH APPOINTMENT OF PWC

                                  OTHER MATTERS

Annual Report on Form 10-K

         All shareholders of record on the Record Date have been sent, or are concurrently herewith being sent, a copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2004. The Annual Report does not form part of these proxy materials for the solicitation of proxies. The exhibits thereto are available from the Company without charge upon written request of a shareholder to the Secretary of the Company. Copies of such materials are also available online through the Securities and Exchange Commission at www.sec.gov.

Shareholder Proposals for 2006 Annual Meeting

         In order to be considered for inclusion in the proxy materials to be distributed in connection with the next Annual Meeting of Shareholders of the Company, shareholder proposals for such meeting should be sent to the Secretary of the Company at 275 Broadhollow Road, Melville, New York 11747 and must be received by the Company no later than December 31, 2006 and must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934.

Matters Not Determined at the Time of Solicitation

         As of the date of this Proxy Statement, the Company knows of no matters other than those set forth herein that will be presented for consideration at the Meeting. If any other matter or matters are properly brought before the Meeting or any adjournment thereof, the persons named in the accompanying Proxy will have discretionary authority to vote, or otherwise act, with respect to such matters in accordance with their judgment.

         The Board of Directors of the Company would appreciate the prompt return of the enclosed Proxy, signed and dated. You may revoke your Proxy by giving written notice to the Company prior to the Meeting, or by execution of a subsequent proxy which is presented to the Meeting, or you may vote by ballot if you are present at the Meeting.

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

                             TO VOTE CLASS A SHARES

                   LONG ISLAND PHYSICIAN HOLDINGS CORPORATION
                            One Huntington Quadrangle
                            Melville, New York 11747

                   PROXY--SOLICITED BY THE BOARD OF DIRECTORS

The undersigned holder of Class A Common Stock of Long Island Physician Holdings Corporation ("Company") hereby appoints Dr. Paul Kolker and Concetta Pryor and each or either of them, the proxy or proxies of the undersigned, with full power of substitution, to vote as specified on this proxy form all shares of class a common stock of said company which the undersigned is entitled to vote at the annual meeting of shareholders of the company, to be held on November 1, 2005 (the "Meeting") and at all adjournments of such meeting, with all powers the undersigned would possess if personally present.

This Proxy will be voted as specified. If no specification is made, the Proxy will be voted "For" each of the nominees for Class A director named in Proposal 1, and as to any other matters as may properly come before the meeting, this Proxy will be voted in the discretion and in the best judgment of the Proxies. This Proxy may be revoked at any time prior to the voting thereof.

PROPOSAL 1: To elect the following persons as Class A directors for a term expiring with the 2008 Annual Meeting: William Brennan, M.D., Robert A. Jason, M.D, Robert Sarnataro, M.D, Gary Wohlberg, M.D.

                              FOR [ ] WITHHOLD [ ]

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY ONE OR MORE INDIVIDUAL NOMINEE(S), WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)


--------------------------------------------------------------------------------

PROPOSAL 2: Proposal to approve the appointment of PricewaterhouseCoopers LLP as the Company's auditors for the 2005 fiscal year.

                         FOR [ ] AGAINST [ ] ABSTAIN [ ]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH NOMINEE FOR DIRECTOR NAMED IN PROPOSAL 1 AND "FOR" PROPOSAL 2.

Dated: __________, 2005


                                           ---------------------------------

                                               Signature or Signatures

Executors, administrators, trustees, guardians, attorneys and agents should give their full titles and submit evidence of appointment unless previously furnished to the Company or its transfer agent.



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